CASE NAME: Vanguard Airlines, Inc.		MONTHLY OPERATING REPORTS									FORM OPR-1A
CASE NUMBER: 02-50802-11-JWV		COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
ASSETS	07/30/02							02/28/03	03/31/03	04/30/03	05/31/03	06/30/03	07/31/03
	(A)
CURRENT ASSETS
Cash	1,183,744							2,123,627	2,200,610	2,392,812	3,630,524	3,807,792	3,687,176
Accounts Receivable, Net (Sched. A)	7,281,816							6,238,394	6,246,857	6,204,280	5,453,082	5,457,099	5,459,397
Inventory, At Lower Of Cost Or Market	2,821,171							2,732,910	2,677,484	2,655,144	2,635,915	2,619,189	2,577,090
Prepaid Expenses	2,805,143							1,774,706	1,774,105	1,728,419	1,075,025	1,037,556	1,030,154
Collateral held by credit card processors	10,685,625							1,168,869	1,163,787	1,141,262	1,161,826	1,101,500	1,100,654

Total Current Assets	24,777,499							14,038,506	14,062,843	14,121,917	13,956,372	14,023,136	13,854,471

PROPERTY, PLANT & EQUIPMENT (Sched. B)	19,805,001							14,642,837	13,012,175	12,850,379	12,477,140	12,203,727	11,839,232
Less Accumulated Depreciation	12,184,735							9,084,418	8,105,481	8,038,360	7,922,765	7,761,086	7,607,143

Net Property	7,620,266							5,558,419	4,906,694	4,812,019	4,554,375	4,442,641	4,232,089

OTHER ASSETS (Describe)	0
Deferred debt issuance costs - warrants	686,638							686,638	686,638	686,638	686,638	686,638	686,638
Leased aircraft deposits	3,598,000							3,598,000	3,598,000	3,598,000	3,598,000	3,598,000	3,598,000
Security deposits	630,580							630,580	630,580	630,580	630,580	630,580	630,580
Other - Attachment 1	1,443,356							66,935	66,935	66,935	66,935	66,935	66,935
Total Other Assets	6,358,574							4,982,153	4,982,153	4,982,153	4,982,153	4,982,153	4,982,153

TOTAL ASSETS	38,756,339							24,579,078	23,951,690	23,916,089	23,492,900	23,447,930	23,068,713
[Note explanations on page 2]

I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING OPERATING REPORTS, CONSISTING OF ___ PAGES ARE TRUE AND CORRECT.
Date submitted__________Signed_______ Vivian C. Stewart, Controller Vivian C. Stewart, Controller

CASE NAME: Vanguard Airlines, Inc.	MONTHLY OPERATING REPORTS
CASE NUMBER: 02-50802-11-JWV	COMPARATIVE BALANCE SHEETS

	PETITION	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	DATE	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING
LIABILITIES & STOCKHOLDERS' EQUITY	07/30/02							02/28/03	03/31/03	04/30/03	05/31/03	06/30/03	07/31/03
	(A)
LIABILITIES
Post Petition Liabilities (Sched. C)								866,701	922,383	1,004,567	877,107	1,023,318	899,492

Pre Petition Liabilities
Notes Payable - Secured	7,735,867							7,735,867	7,684,237	7,684,237	7,684,237	7,684,237	7,684,237
Priority Debt	23,194,906							13,897,320	13,860,689	13,845,330	13,841,885	13,839,176	13,835,476
Unsecured Debt	65,313,623							66,593,608	66,581,406	66,653,649	66,839,620	66,884,256	66,212,393
Other

Total Pre Petition Liabilities	96,244,396							88,226,795	88,126,332	88,183,217	88,365,742	88,407,670	87,732,106

Total Liabilities	96,244,396							89,093,496	89,048,715	89,187,784	89,242,849	89,430,988	88,631,598

STOCKHOLDERS' EQUITY
Preferred Stock	590							590	590	590	590	590	590
Common Stock	43,099							43,099	43,099	43,099	43,099	43,099	43,099
Paid-In Capital	105,517,030							105,517,030	105,517,030	105,517,030	105,517,030	105,517,030	105,517,030
Retained Earnings
Through Filing Date	(163,048,776)							(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)	(163,048,776)
Post Filing Date	0							(7,026,361)	(7,608,968)	(7,783,638)	(8,261,892)	(8,495,001)	(8,074,828)

Total Stockholders' Equity	(57,488,057)							(64,514,418)	(65,097,025)	(65,271,695)	(65,749,949)	(65,983,058)	(65,562,885)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	38,756,339							24,579,078	23,951,690	23,916,089	23,492,900	23,447,930	23,068,713

(A) 7/30/02 balances have been revised to replace estimates with actuals as they become known.

CASE NAME: Vanguard Airlines, Inc.											FORM OPR-2
CASE NUMBER: 02-50802-11-JWV	STATEMENT OF INCOME (LOSS)

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
							02/28/03	03/31/03	04/30/03	05/31/03	06/30/03	07/31/03	07/31/03

GROSS SALES (INCOME)							3,989	2,440	43,225	20,267	2,990	3,131	76,042

COST OF GOODS SOLD
Materials							0	0	0	0	0	0	0
Labor - Direct							0	0	0	0	0	0	0
Manufacturing Overhead							0	0	0	0	0	0	0
												0	0
Total Cost of Goods Sold							0	0	0	0	0	0	0
													0
GROSS PROFIT							3,989	2,440	43,225	20,267	2,990	3,131	76,042
													0
OPERATING EXPENSES													0
Selling and Marketing								0	0	0	0	0	0
Executive & Mgmt. Salaries							26,552	25,591	28,634	29,451	23,361	22,391	155,980
Office & Other Salaries							2,824	2,966	3,107	3,248	2,824	0	14,969
Rent (B)							14,701	14,701	14,701	14,701	14,701	14,701	88,206
Chargeback Fees and Write-offs - Attachment 2							17,433	12,386	5,388	1,939	0	0	37,147
Other - Attachment 2							65,264	(53,514)	8,489	18,245	6,789	17,543	62,817
													0
Total Operating Expenses							126,774	2,130	60,320	67,584	47,676	54,635	359,118
													0
OTHER EXPENSES													0
Quarterly Fees							1,250	1,250	1,250	1,250	1,250	1,250	7,500
Depreciation								0	0	0	0	0	0
Loss on Disposition of Assets - Attachment 3							838,705	401,106	70,748	246,059	42,842	97,699	1,697,160
Gain on Debt Forgiveness - Attachment 4								0	0	0	0	(670,626)	(670,626)
Attorney's Fees							110,675	180,561	85,578	183,629	144,330	100,000	804,773
Other Professional Fees								0	0	0	0	0	0
													0
Total Other Expenses							950,630	582,917	157,576	430,938	188,423	(471,676)	1,838,807
													0
Total Expenses							1,077,404	585,047	217,895	498,522	236,098	(417,042)	2,197,925

NET INCOME (LOSS)							(1,073,416)	(582,607)	(174,670)	(478,254)	(233,109)	420,173	(2,121,883)

CASE NAME: Vanguard Airlines, Inc.		STATEMENT OF SOURCE AND USE OF CASH									FORM OPR-3
CASE NUMBER: 02-50802-11-JWV
	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH	6 MONTH
	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	ENDING	TOTAL
							02/28/03	03/31/03	04/30/03	05/31/03	06/30/03	07/31/03	07/31/03
CASH DIFFERENCE
Current Ending Cash Balance							2,123,627	2,200,610	2,392,812	3,630,524	3,807,792	3,687,176	3,687,176
Less Ending Prior Month Balance							2,261,716	2,123,627	2,200,610	2,392,812	3,630,524	3,807,792	2,261,716

NET CASH INCREASE(DECREASE)							(138,089)	76,983	192,202	1,237,712	177,268	(120,616)	1,425,460

SOURCES OF CASH
Income (Loss) From Operations							(1,073,416)	(582,607)	(174,670)	(478,254)	(233,109)	420,173	(2,121,883)
Add: Non-cash items (Depr. & Amort.)							0	0	0	0	0	0	0
													0
Cash Generated From Operations							(1,073,416)	(582,607)	(174,670)	(478,254)	(233,109)	420,173	(2,121,883)
													0
Add: Decrease in Assets													0
Accounts Receivable							0	0	42,577	751,198	0	0	793,775
Inventory							8,508	55,426	22,340	19,229	16,726	42,099	164,328
Prepaid Expenses							39,459	601	45,686	653,394	37,469	7,402	784,011
Property, Plant & Equipment							895,647	651,725	94,675	257,644	111,734	210,552	2,221,977
Other Current Assets							84,895	5,082	22,525	0	60,326	846	173,674
Other Assets							495,620	0	0	0	0	0	495,620

Increase in Liabilities:
Post Petition Liabilities							19,033	55,682	82,184	0	146,211	0	303,110
Pre Petition Liabilities							0	0	56,885	182,525	41,928	0	281,338

TOTAL SOURCES OF CASH							469,746	185,909	192,202	1,385,736	181,285	681,072	3,095,950
													0
USE OF CASH													0
Subtract: Increase in Assets													0
Accounts Receivable							60,719	8,463	0	0	4,017	2,298	75,497
Inventory							0	0	0	0	0	0	0
Prepaid Expenses							0	0	0	0	0	0	0
Property, Plant & Equipment							0	0	0	0	0	0	0
Other Current Assets							0	0	0	20,564	0	0	20,564
Other Assets							0	0	0	0	0	0	0
													0
Decrease in Liabilities:													0
Post Petition Liabilities							0	0	0	127,460	0	123,826	251,286
Pre Petition Liabilities							547,116	100,463	0	0	0	675,564	1,323,143

TOTAL USE OF CASH							607,835	108,926	0	148,024	4,017	801,688	1,670,490

NET CASH INCREASE (DECREASE)							(138,089)	76,983	192,202	1,237,712	177,268	(120,616)	1,425,460

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV	SCHEDULE OF ACCOUNTS RECEIVABLE AGING				SCHEDULE A

	TOTAL
	ACCOUNTS	0-30	31-60	61-90	91-120	OVER 120
	RECEIVABLE	DAYS	DAYS	DAYS	DAYS	DAYS

Date of Filing:_7/29/02________	7,280,871	3,446,898	58,320	335,262	35,345	3,405,046
% of Total	100%	47.34%	0.80%	4.60%	0.49%	46.77%

Month:___02/28/03______________	6,238,394	134,197	118,043	45,622	174,239	5,766,293
% of Total	100%	2.15%	1.89%	0.73%	2.79%	92.43%

Month:___03/31/03_____________	6,246,857	52,257	104,500	114,350	41,686	5,934,064
% of Total	100%	0.84%	1.67%	1.83%	0.67%	94.99%

Month:___04/30/03_____________	6,204,280	72,302	1,982	74,990	112,154	5,942,851
% of Total	100%	1.17%	0.03%	1.21%	1.81%	95.79%

Month:___05/31/03_____________	5,453,082	43,724	17,238	1,777	71,416	5,318,927
% of Total	100%	0.80%	0.32%	0.03%	1.31%	97.54%

Month:___06/30/03_____________	5,457,099	28,986	18,755	17,238	1,777	5,390,343
% of Total	100%	0.53%	0.34%	0.32%	0.03%	98.78%

Month:___07/31/03_____________	5,134,992	28,127	10,084	10,192	10,808	5,075,782
% of Total	100%	0.55%	0.20%	0.20%	0.21%	98.85%

CASE NAME: Vanguard Airlines, Inc.					SCHEDULE B
CASE NUMBER: 02-50802-11-JWV

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	02/28/03	03/31/03	04/30/03	05/31/03	06/30/03	07/31/03

FIXED ASSETS - Net Book Values:
Rotables	2,770,480	2,622,441	2,594,355	2,568,154	2,533,129	2,498,182
Office Equipment	1,402,327	1,338,760	1,300,596	1,071,757	1,065,828	1,059,043
Aircraft Improvements	-	-	-	-	-	-
Ground Equipment	805,117	517,995	502,529	502,529	433,088	271,820
Tools and Caliberated Tools	271,127	268,984	258,155	257,497	257,497	250,182
Leasehold Improvments	-	-	-	-	-	-
Vehicles	179,457	30,486	30,486	30,486	30,486	30,486
Furniture and Fixtures	129,910	128,028	125,897	123,952	122,612	122,376

Other_________________

TOTAL FIXED ASSETS - Net Book Value	5,558,419	4,906,694	4,812,019	4,554,375	4,442,641	4,232,089

CASE NAME: Vanguard Airlines, Inc.					SCHEDULE C
CASE NUMBER: 02-50802-11-JWV

	MONTH	MONTH	MONTH	MONTH	MONTH	MONTH
	02/28/03	03/31/03	04/30/03	05/31/03	06/30/03	07/31/03

TRADE ACCOUNTS PAYABLE	341,830	299,521	302,196	300,386	299,167	299,167

TAXES PAYABLE:
Federal Payroll Taxes
State Payroll Taxes
State Sales Taxes
Local Payroll Taxes
Real Estate & Pers. Prop. Taxes
Franchise Taxes	25,000	25,000	25,000	25,000	25,000	25,000

TOTAL TAXES PAYABLE	25,000	25,000	25,000	25,000	25,000	25,000

OTHER LIABILITIES:
Post Petition Secured Debt
Accrued Interest Payable
Other Accrued Liabilities	208,727	204,412	205,119	209,096	203,878	172,378
Payroll	14,542	13,490	7,214	2,416	1,297	2,972
Accrued Attorney's Fees	272,603	378,960	464,538	339,709	493,476	399,476
Accrued Chargeback Processing Fees	4,000	1,000	500	500	500	500

TOTAL OTHER LIABILITIES	499,872	597,862	677,371	551,721	699,151	575,325

TOTAL POST PETITION DEBT	866,701	922,383	1,004,567	877,107	1,023,318	899,492

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV

Other Assets - Attachment 1
		7/31/2002	2/28/03	3/31/03	4/30/03	5/31/03	6/30/03	7/31/03
		Amount	Amount	Amount	Amount	Amount	Amount	Amount
	Deferred Debt Costs
	1420-0-04-000
IAC		66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

	Other Assets - LOC
	1890-0-01-000
Denver	PaineWebber Inc.	495,620.00	0.00	0.00	0.00	0.00	0.00	0.00
Pittsburgh	PaineWebber Inc.	69,904.00	0.00	0.00	0.00	0.00	0.00	0.00
Delta	PaineWebber Inc.	70,000.00	0.00	0.00	0.00	0.00	0.00	0.00

	New Aircraft Finders Fee
	1890-0-02-000
Seabury	MD-80s	645,909.68	0.00	0.00	0.00	0.00	0.00	0.00
Seabury	737s	94,987.48	0.00	0.00	0.00	0.00	0.00	0.00

	Totals:	1,443,355.81	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65	66,934.65

CASE NAME: Vanguard Airlines, Inc.							Attachment 2
CASE NUMBER: 02-50802-11-JWV

			Feb 03	Mar 03	Apr 03	May 03	Jun 03	Jul 03
Chargeback Fees and Write-offs
	Processing fees for credit card chargebacks	(2)	$ 4,000	$ (925)	$ 175	$ -	$ -	$ -
	Chargeback write-offs	(1)	13,433	13,311	5,213	1,939	-	-
			$ 17,433	$ 12,386	$ 5,388	$ 1,939	$ -	$ -

Other operating expenses

	Sabre hosting fees	(5)	$ -	$ -	$ -	$ -	$ -	$ 11,500
	Ad-hoc labor		2,505	1,713	2,200	2,969	475	1,675
	Employee T&E		927	-	-	817	520	1,385
	Payroll taxes		2,434	2,174	2,410	2,629	1,995	1,298
	Phone/data lines	(4)	5,167	(58,928)	2,967	2,401	2,967	1,118
	Other		1,164	2,056	(162)	797	634	438
	ADP (payroll processing fees)		6,062	523	565	617	575	298
	Prepetition adjustments		(505)	(6,096)	(7,438)	27	(514)	136
	Copier/fax rentals		104	104	104	131	104	104
	Insurance/General	(3)	35,762	4,714	4,714	2,719	-	(410)
	Revenue acctg fees		10,000	-	-	-	-	-
	Freight		809	183	76	42	32	-
	Board of Director fees		833	-	-	-	-	-
	Creditor legal fees paid from deposits		-	-	3,053	4,962	-	-
	Office supplies		-	43	-	134	-	-

			$ 65,264	$ (53,514)	$ 8,489	$ 18,245	$ 6,789	$ 17,543

(1)	Chargebacks arising from reasons other than cessation of operations where passenger already flew and Vanguard does not have a valid defense per credit card processors' rules.
(2)	Credit card chargeback processing fees were over accrued in February, resulting in a credit for March.
(3)	Insurance expense from February 2003 to March 2003 is lower due to the expiration and non-renewal of the D&O policy.
(4)	Phone/data lines expense adjusted in March 2003 for credits from Sprint for previous months.
(5)

Administrative expense claim settlement with Sabre, approved in Order entered June 18, 2003, for $41,500. The settlement amount exceeded $30,000 of administrative expenses previously accrued for these Sabre charges.

CASE NAME: Vanguard Airlines, Inc.									Attachment 3
CASE NUMBER: 02-50802-11-JWV

			Feb 03	Mar 03		Apr 03		May 03	Jun 03	Jul 03

Loss on disposition of assets
	Sales of assets
	Net cash proceeds		$ 65,447	$ 135,150		$ 57,766		$ 30,815	$ 85,617	$ 152,599
	Debt forgiveness		-	62,100	(2)	-		-	-
	Payment to secured creditor		-	-		(11,500)	(4)	-	-	-
	Net proceeds		65,447	197,250		46,266		30,815	85,617	152,599
	Net book value		155,718	260,052		117,014		59,444	128,459	250,298
	(Gain)/Loss on sale		90,271	62,802		70,748		28,630	42,842	97,699

	Assets returned to secured creditors
	Debt amount per Vanguard's records		-	108,797	(3)	-		-	-
	Net book value		-	124,103		-		-	-	-
	(Gain)/Loss on return		-	15,306		-		-	-

	Adjust perpetual inventory to reflect actual quantities on hand		-	175,423		-		-	-

	Write-off of BER parts	(1)	-	147,575		-		-	-

	Write-off unmarketable intangible assets		705,336	-		-		217,430	-

	Write-off leasehold improvements related to rejected leased facilities		43,098	-		-		-	-	-

			$ 838,705	$ 401,106		$ 70,748		$ 246,059	$ 42,842	$ 97,699

(1)	As approved in Order Granting Motion For An Order Authorizing The Debtor To Abandon Property Of The Estate That Is Beyond Economic Repair dated March 26, 2003.
(2)	As approved in Order Granting Authority To Sell A Certain Ace Model 600180DDP Air Start Unit Pursuant to 11 U.S.C. 363 (b) dated March 7, 2003.
(3)	As approved in Order to allow Ford Motor Credit Company to foreclose on its collateral without further notice to Debtor dated March 7, 2003.
(4)	As approved in Order Granting Motion For Approval of Settlement With Bank Of Blue Valley dated April 11, 2003.
	Asset sales were booked in March, but payment to Bank of Blue Valley not made until April.

CASE NAME: Vanguard Airlines, Inc.
CASE NUMBER: 02-50802-11-JWV
Attachment 4

	Feb 03	Mar 03	Apr 03	May 03	Jun 03	Jul 03

(Gain)/Loss on Debt Forgiveness

Pre-petition debt	$ -	$ -	$ -	$ -	$ -	$ 730,626	(a)
Settlement amount	-	-	-	-	-	(60,000)

	$ -	$ -	$ -	$ -	$ -	$ 670,626

(a) US Airways filed an administrative expense claim for payment of liabilities Vanguard had recorded as prepetition. Pursuant to the settlement agreement approved by the Court on July 8, 2003, Vanguard paid US Airways $60,000 in full satisfaction of the claim.